Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2021, relating to the consolidated financial statements of AIDH Topco, LLC, appearing in Registration No. 333-258990 on Form S-1 of Definitive Healthcare Corp.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 14, 2021